UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2010

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(408) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2010, the Board of Directors of Openwave Systems Inc. elected Brian Beattie as a Class II director of Openwave, which class of directors shall serve until the 2013 annual meeting of stockholders.

Mr. Beattie has not been appointed to any committee of the Board of Directors; however, it is currently expected that Mr. Beattie will be named as a member of the Audit Committee of the Board of Directors at a future date.

As a non-employee director of Openwave, Mr. Beattie will be entitled to compensation that Openwave pays to its non-employee directors, which is as follows:

1.	Cash compensation: (1) a $25,000 annual retainer; (2) if he is appointed to one of the Board’s standing committees he will receive an additional annual retainer (Audit Committee $15,000, Compensation Committee $9,000, Nominating and Corporate Governance Committee $5,000); and (3) if he is appointed to any other committee of the Board he will receive a per meeting fee of $1,500 for each such committee meeting attended. In addition, if Mr. Beattie is appointed as a chairperson of a committee, he will receive additional cash compensation as described in Openwave’s proxy statement filed with the Securities and Exchange Commission on October 21, 2010, under the caption “Director Compensation.”

2.	Equity Compensation: Mr. Beattie will receive stock options and restricted stock awards as described in Openwave’s proxy statement filed with the Securities and Exchange Commission on October 21, 2010, under the caption “Director Compensation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/S/ BRUCE K. POSEY
Name:	Bruce K. Posey
Title:	General Counsel

Dated: December 23, 2010